UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CNS RESPONSE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-0419387
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

(949) 420-4400

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Copy to:

Jeffrey A. Baumel, Esq.

SNR Denton US LLP

Two World Financial Center

New York, New York 10281

(212) 768-6700

________________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	NASDAQ Capital Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-173934

Securities to be registered pursuant to Section 12(g) of the Act: None

______________________________

Item 1. Description of Registrant's Securities to be Registered.

This registration statement on Form 8-A is being filed in connection with the listing of common stock, par value $0.001 per share, of CNS Response, Inc. (the “Company”) on the NASDAQ Capital Market LLC under the symbol “CNSO”. The description of the common stock of the Company is set forth in Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-173934) filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2012, under the heading “Description of Capital Stock,” which description is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation, as amended. Incorporated by reference to Exhibit No. 3.1 to the Registrant’s Form 10-K for the year ended September 30, 2011 (File No. 000-26285) filed with the Commission on December 22, 2011.

3.2	Certificate of Amendment to the Certificate of Incorporation, as amended. Incorporated by reference to Exhibit No. 3.1 to the Registrant’s Form 8-K (File No. 000-26285) filed with the Commission on April 2, 2012.

3.3	Bylaws. Incorporated by reference to Exhibit No. 3.1 to the Registrant’s Form 8-K (File No. 000-26285) filed with the Commission on March 28, 2012.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CNS RESPONSE, INC.
(Registrant)

By: /s/ Paul Buck
Paul Buck
April 26, 2012	Chief Financial Officer